Exhibit 99.2

Take and Bake, Inc.

Financial Statements

June 30, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Take and Bake, Inc.

Spokane Valley, Washington

We have audited the accompanying balance sheets of Take and Bake, Inc. (the “Company”) as of June 30, 2009 and 2008, and the related statements of operations, changes in deficiency of assets, and cash flows for the two years ended June 30, 2009. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2009 and 2008, and the results of its operations and its cash flows for the years ended June 30, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note no. 10 to the financial statements, the Company experienced a net loss of $139,695 and $235,288 for the years ended June 30, 2009 and 2008 along with an accumulated deficit of $1,490,513 as of June 30, 2009. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Conner & Associates, PC

CONNER & ASSOCIATES, PC

Newtown, Pennsylvania

11 February 2011

Take and Bake, Inc.
Balance Sheets

	June 30, 2009	June 30, 2008
ASSETS
Current assets
Cash	$594	$10,571
Accounts receivable, net	45,158	57,099
Inventory	7,761	7,854
Total current assets	53,513	75,524

Fixed assets
Equipment, net	5,861	7,534

Total assets	$59,374	$83,058

LIABILITIES AND DEFICIENCY IN ASSETS
Current liabilities
Accounts payable, trade	$150,350	$134,891
Notes payable, demand notes	97,722	99,086
Notes payable	205,815	199,899
Total current liabilities	453,887	433,876

Total Liabilities	453,887	433,876

Commitments and Contingencies	-	-

Deficiency in assets
Preferred stock - no par value, 1,200,000 shares authorized;	-	-
zero issued and outstanding
Common stock - no par value, 3,200,000 shares authorized;
2,106,000 and 2,010,000 issued
and outstanding as of June 30, 2009 and 2008	-	-
Additional paid in capital	1,096,000	1,000,000
Accumulated deficit	(1,490,513)	(1,350,818)
Total deficiency in assets	(394,513)	(350,818)

Total liabilities and deficiency in assets	$59,374	$83,058

See accompanying notes to financial statements

Take and Bake, Inc.
Statements of Operations

	For the	For the
	year ended	year ended
	June 30, 2009	June 30, 2008

Revenue, net	$1,010,662	$964,146

Cost of goods sold	843,120	892,169

Gross profit	167,542	71,977

Operating expenses
Sales and marketing expenses	180,188	118,848
General & administrative expenses	92,320	151,282
Legal and professional fees	3,008	10,209

Total operating expenses	275,516	280,339

Income (loss) from operations	(107,974)	(208,362)

Other income (expenses)
Interest	(28,543)	(24,365)
Depreciation expense	(3,178)	(2,561)

Total other income (expenses)	(31,721)	(26,926)

Income (loss) before provision for income taxes	$(139,695)	$(235,288)

Provision for income taxes	-	-

Net income (loss)	$(139,695)	$(235,288)

Basic and Diluted Earnings (loss) per common share	$(0.07)	$(0.12)

Weighted average common shares outstanding (basic and diluted)	2,010,822	2,010,000

See accompanying notes to financial statements

Take and Bake, Inc.
Statements of Changes in Deficiency in Assets
For the years ended June 30, 2009 and 2008

					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, June 30, 2007	-	$-	2,010,000	$-	$1,000,000	$(1,115,530)	$(115,530)

Net loss	-	-	-	-	-	(235,288)	(235,288)

Balance, June 30, 2008	-	$-	2,010,000	$-	$1,000,000	$(1,350,818)	$(350,818)

Issuance of common stock
for services rendered	-	-	96,000	-	96,000	-	96,000

Net loss	-	-	-	-	-	(139,695)	(139,695)

Balance, June 30, 2009	-	$-	2,106,000	$-	$1,096,000	$(1,490,513)	$(394,513)

See accompanying notes to financial statements

Take and Bake, Inc.
Statements of Cash Flows

	For the year	For the year
	ended	ended
	June 30, 2009	June 30, 2008
Cash flows from operating activities
Net income (loss)	$(139,695)	$(235,288)
Adjustments to reconcile net loss to cash
provided by (used in) operating activities:
Stock issued for services	96,000	-
Depreciation	3,178	2,561
(Increase) decrease in assets:
Accounts receivable	11,941	139,160
Inventory	93	92,795
Other assets	-	26,409
Increase (decrease) in liabilities:
Accounts payable and accrued interest	20,011	(19,854)

Cash flows provided by (used in) operating activities	(8,472)	5,783

Cash flows from investing activities
Purchase of fixed assets	(1,505)	-

Cash flows (used in) investing activities	(1,505)	-

Cash flows from financing activities	-	-

Net increase (decrease) in cash	(9,977)	5,783

Cash and cash equivalents, beginning of year	10,571	4,788

Cash and cash equivalents, end of year	$594	$10,571

Supplemental disclosure of cash flow information:
Taxes paid	$-	$-
Interest paid	$-	$-

See accompanying notes to financial statements

TAKE AND BAKE INC.

NOTES TO FINANCIAL STATEMENTS

June 30, 2009

NOTE 1.

GENERAL ORGANIZATION AND BUSINESS

Take and Bake Inc. (“the Company”) was formed on May 11, 1981 in State of Washington as a corporation that develops, sells and markets organic and natural frozen food products.  The Company’s products are distributed through local, regional and national supermarkets, retailers, distributors, brokers, and wholesalers.

Since May 11, 1981 (date of inception), the corporate name of the Company has been Take and Bake Inc.  When the Company registered the trade mark name of Cuci’s in the 1980’s, it operated several Take and Bake pizza outlets under the name Cuci’s Pizza Inc.  Officially, the name was Take and Bake Inc. d.b.a. Cuci’s Pizza Inc.  As of June 30, 2009 and 2008, the Company was authorized to do business under the brand name; AC LaRocco Pizza Company.

The Company has limited capital resources and has experienced net losses and negative cash flows from operations and expects these conditions to continue for the foreseeable future.  As of June 30, 2009, the Company had approximately $600 cash available for operations.  Management believes that cash on hand as of June 30, 2009 is not sufficient to fund operations through June 30, 2010.  The Company will be required to raise additional funds to meet its short and long-term planned goals. There can be no assurance that such funds, if available at all, can be obtained on terms reasonable to the Company.

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has limited revenue and without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

NOTE  2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States. The policies below have been identified as the critical accounting policies the Company uses which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the accompanying financial statements and amounts of income and expenses during the reporting periods presented. Our critical accounting policies are as follows:

Cash and Cash Equivalents

The Company maintains cash balances in a non-interest bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. As of June 30, 2009, there were no cash equivalents.

Revenue Recognition and Sales Incentives

Sales are recognized when the earnings process is complete, which occurs when products are shipped in accordance with terms of agreements, title and risk of loss transfer to customers, collection is probable and pricing is fixed or determinable. Sales are reported net of sales incentives, which include trade discounts and promotions and certain coupon costs. Shipping and handling costs billed to customers are included in reported sales. Allowances for cash discounts are recorded in the period in which the related sale is recognized.

Valuation of Accounts and Charge-backs Receivable

Management performs ongoing credit evaluations on existing and new customers daily. When it is determined that an amount included in accounts receivable is uncollectable it is written off as uncollectable. Credit losses have been within management’s expectations.

Bad Debt Expense

As of June 30, 2009 and 2008, the Company determined that $9,850 and $41,378 of the accounts receivable were determined to be uncollectible.  These amounts are recorded in general and administrative expenses as bad debt expense.

Inventory

Inventory is valued at the lower of actual cost or market, utilizing the first-in, first-out method.  Management provides write-downs for finished goods expected to become non- saleable due to age and specifically identify and provide for slow moving products and packaging.

As of June 30, 2009 and 2008, the inventory was $7,761 and $7,854, respectively, and the Company determined that no write-downs were necessary.

Property and Equipment

Property and equipment is carried at cost and depreciated or amortized on a straight-line basis over their estimated useful life.  Properties and their related assets are periodically reviewed to determine if any impairment exists. As of June 30, 2009, management believes no impairment exists on the carrying value of such assets. Ordinary repairs and maintenance are expensed as incurred.

For the years ended June 30, 2009 and 2008, the depreciation expense was $3,178 and $2,561, respectively.

Earnings per Share

The basic earnings (loss) per share are defined as the amount of earnings for the period available to each share of common stock outstanding during the reporting period.  The diluted earnings per shares is the amount of earnings for the period available to each share of common stock outstanding during the reporting period and to each share that would have been outstanding assuming the issuance of common shares for all dilutive potential common shares outstanding during the reporting period.  The weighted average number of common shares outstanding is the number of shares determined by (a) the portion of time within a reporting period that common shares have been outstanding to (b) the total time in that period.  In computing diluted EPS, equivalent common shares are considered for all dilutive potential common shares.

For the years ended June 30, 2009 and 2008, the Company has not issued any options or warrants or similar securities.

For the years ended June 30, 2009 and 2008, the Basic and Diluted Loss per Common Share was $(0.07) and $(0.12), respectively.

Dividends

The Company has not yet adopted any policy regarding payment of dividends.  For the years ended June 30, 2009 and 2008, no dividends were declared and/or paid.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income (loss) in the financial statements.

Advertising

Advertising is expensed when incurred.  For the years ended June 30, 2009 and 2008 advertising was $38,240 and $78,931, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3.  LOANS PAYABLE – DEMAND NOTES

As of June 30, 2009 and 2008, the Company had two (2) credit facilities with a total commitment of $100,000 with a commercial bank.  The notes require interest at an annual rate of 12.75% and 18% respectively.  The interest is paid on a monthly basis.  The first note is a $97,000 line of credit, which is personally guaranteed by the President of the Company and carries a Small Business Administration (SBA) guaranty.  The second note is a $3,000 unsecured line of credit that is used for overdraft protection on the Company’s operating checking account.

As of June 30, 2009 and 2008, the principal balances on these demand notes were $97,722 and $99,086, respectively.

NOTE 4.  LOANS PAYABLE

As of June 30, 2009 and 2008, loans payable consisted of the following:

	06/30/2009	06/30/2008
1 - Note payable dated July 6, 2007 at an annual interest rate of 6%. Principal and interest was due in 36 monthly installments of $6,642.84. The collateral includes a a security interest in all of the assets of the Company and an accounts receivable collection agreement dated July 6, 2007 wherein the creditor has control over the
Company's collections from accounts receivable.
As of June 30, 2009 and 2008, the Company was only paying interest on this note.
The original amount of the note was $218,357; during the year ended June 30, 2008
the Company paid $90,439 of principal on this note. (a)	$127,918	$127,918

2 - Note payable dated March 11, 2005 that originally was due on June 9, 2005;
including a security interest in assets owned by the President of the Company at an annual interest rate of 10%. As of June 30, 2009 and 2008, no payments
were being made on this note agreement.	40,707	36,896

3 - Note payable dated June 28, 2008 at an annual interest of 6%. Principal and accrued interest is due on June 27, 2013. Payments are subject to the
Company being profitable.	37,190	35,085

Total notes payable	$205,815	$199,899

As of June 30, 2009 and 2008, notes no. 1 & 2 were in default. (a) This creditor is the contract manufacturer of the Company’s product lines.

NOTE 5.  STOCKHOLDERS’ EQUITY

As of June 30, 2009 and 2008, the Company had 1,200,000 shares, zero par value, of undesignated preferred stock, authorized and none issued and outstanding.

As of June 30, 2009 and 2008, the Company had 3,200,000 shares, zero par value, of common stock, authorized and 2,106,000 and 2,010,000 shares issued and outstanding.

NOTE 6.  STOCK ISSUED FOR SERVICES

During the year ended June 30, 2009, the Company issued 96,000 of its common stock for services rendered on behalf of the Company.  The Company valued these shares at a per share price of $1.00.  The $96,000 is reflected in sales and marketing expense in the accompanying statements of operations.

During the year ended June 30, 2008, the Company did not issue any of its common stock for services.

NOTE 7.  PROVISION FOR INCOME TAXES

The Company provides for income taxes by the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.  This also requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company has approximately $506,000 in gross deferred tax assets at June 30, 2009, resulting from net operating loss carry forwards.  A valuation allowance has been recorded to fully offset these deferred tax assets because the future realization of the related income tax benefits is uncertain. Accordingly, the net provision for income taxes is zero as of June 30, 2009.  As of June 30, 2009, the Company has federal net operating loss carry forwards of approximately $1,490,513 available to offset future taxable income through 2029 subject to the filing of the Company’s United States Federal Income Tax Returns on a current basis and also subject to the change in control provisions under the Internal Revenue Code. As of June 30, 2009, the Company has not filed it Federal Income Tax returns for Fiscal Years ended in 2008 and 2009.

As of June 30, 2009, the difference between the tax provision at the statutory federal income tax rate and the tax provision attributable to loss before income taxes is as follows (in percentages):

Statutory federal income tax rate	-34%
State taxes - net of federal benefits (1)	-
Valuation allowance	34%
Income tax rate – net	0%

(1)

As of June 30, 2009, there were no income taxes imposed by the State of Washington.

NOTE 8.

COMMITMENTS AND AGREEMENTS

Office Lease

As of June 30, 2009 and 2008, the Company leases office and warehouse facilities located in Spokane Valley, Washington.

On October 1, 2003, the Company entered into an operating lease agreement with an initial term of five (5) years ending on September 30, 2008. The lease requires $600 per month payment payable on the first of each calendar month.

The monthly lease payment is subject to a 3% per annum increase for the next four years. The Company has the option to extend the lease for an additional five (5) years. Rent requirements are to be mutually agreed upon along with the pro-rata share of real estate taxes and property assessments. As of June 30, 2009, the Company continues to lease this space for its operations.

For the years ended June 30, 2009 and 2008 rent expense was $12,491 and $10,236, respectively. These amounts include the base rent requirements under the lease agreement plus the Company’s pro-rata share of the real taxes and property assessments.

For the years ended June 30, 2009 and 2008 the accrued and unpaid rent was $9,265 and $1,648, respectively.

NOTE  9.  THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Recently Issued Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162,” (“SFAS 168”).  SFAS 168 establishes the FASB Accounting Standards Codification (“Codification”) as the source of authoritative generally accepted accounting principles

(“GAAP”) for nongovernmental entities.  The Codification does not change GAAP. Instead, it takes the thousands of individual pronouncements that currently comprise GAAP and reorganizes them into approximately ninety accounting topics, and displays all topics using a consistent structure.  Contents in each topic are further organized first by subtopic, then section and finally paragraph. The paragraph level is the only level that contains substantive content.

Citing particular content in the Codification involves specifying the unique numeric path to the content through the topic, subtopic, section and paragraph structure. FASB suggests that all citations begin with “FASB ASC,” where ASC stands for Accounting Standards Codification. Changes to the ASC subsequent to June 30, 2009 are referred to as Accounting Standards Updates (“ASU”).

In conjunction with the issuance of SFAS 168, the FASB also issued its first Accounting Standards Update No. 2009-1, “Topic 105 –Generally Accepted Accounting Principles” (“ASU 2009-1”) which includes SFAS 168 in its entirety as a transition to the ASC.

ASU 2009-1 is effective for interim and annual periods ending after September 15, 2009 and will not have an impact on the Company’s financial position or results of operations but will change the referencing system for accounting standards.

As of June 30, 2009, all citations to the various SFAS’ have been eliminated and will be replaced with FASB ASC as suggested by the FASB in future interim and annual financial statements.

The Company does not expect any of the recently issued accounting pronouncements to have a material impact on its financial condition or results of operations.

NOTE 10.    LIQUIDITY AND CAPITAL RESOURCES – GOING CONCERN

The accompanying financial statements have been prepared on a going-concern basis, which contemplates the continuation of operations, realization of assets and liquidation of liabilities in the ordinary course of business.

As reflected in the accompanying financial statements, the Company experienced a net loss of $139,695 and $235,288 for the years ended June 30, 2009 and 2008 along with an accumulated deficit of $1,490,513 as of June 30, 2009.

Management of the Company believes that additional capital will be required to fund operations through the year ended June 30, 2010 and beyond, as it attempts to generate increasing revenue, and develops new products.  There can be no assurance that the Company will be successful in obtaining financing at the level needed or on terms acceptable to the Company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

For the years ended June 30, 2009 and 2008, Company’s three largest customers represented approximately 60% and 57%, respectively, of the Company’s revenue.

The Company’s operations are subject to certain additional risks and uncertainties including, among others, dependence on outside suppliers and manufacturers, competition, dependence on key personnel, and other business risks. In addition, there is no assurance, assuming the Company is successful in raising additional capital that the Company will be successful in achieving profitability or positive cash flow.

NOTE 11.    SUBSEQUENT EVENTS

1)

On March 2, 2010, the Company entered into an Asset Purchase Agreement wherein the Company sold substantially all of its assets to Fresh Harvest Products, Inc. (“FRHV”)

The principal provisions of the Purchase Agreement include:

•

Purchase Price: $108,000 payable over 60 months at the rate of $1,800 per month; plus 15,000,000 shares of the FRHVs common stock and the assumption of certain liabilities.

•

Assets Purchased include: Product inventory and supplies; office furniture, office equipment, computer equipment and other machinery and equipment; fixtures and leasehold improvements, trademarks, trademark applications, trade names, service marks, telephone numbers, contracts, leases, licenses, insurance policies, fidelity and contract bonds, and other assets related to the pizza business.

•

Assets Excluded include: cash and cash equivalents and judgments, as well as all receivables due the Company on March 2, 2010 (closing) or earned within 60 days of the closing; all checkbooks,  stubs,  books of account, ledgers  and accounting journals related to the Pizza operation; and accounts receivable resulting from litigation initiated by the Company prior to the closing.

2)

On March 2, 2010, the parties to the Asset Purchase Agreement also entered into an Asset Acquisition Memorandum (the “Memorandum”).  The Memorandum provides, among other things, that the Fresh Harvest Products, Inc. (“Fresh Harvest”) is required to invest a minimum of $500,000 within six months of the closing date of the Asset Acquisition into New A.C. LaRocco, which payments may be made directly to New A.C. LaRocco or to anyone that the Company and New A.C. LaRocco deem necessary.

The Memorandum further provides that a creditor of the Company (the “Creditor”), is to maintain its priority security lien in all assets transferred in connection with the Asset Acquisition, including the AC LaRocco trade name and trademark logo until:

·

•

New AC LaRocco and/or Fresh Harvest completes performance of all obligations to the Creditor, including without limitation, the repayment of all indebtedness to the Creditor assumed by New A.C. LaRocco and Fresh Harvest under a Secured Promissory Note dated July 6, 2007 in the original principal amount of $218,356.94 (and with a principal balance of $129,384.59 on March 2, 2010), under trade invoices and as otherwise advanced or paid by the Creditor for the benefit of Fresh Harvest and/or New A.C. LaRocco or on their behalf;

•

The Creditor has no further commitment to Fresh Harvest and/or New A.C. LaRocco that could give rise to an obligation.

Upon payment of all indebtedness owed to the Creditor, the AC LaRocco name and logo would be transferred to New A.C. LaRocco Pizza Company in connection with the termination provisions of a Security Agreement executed in favor of the Creditor in connection with the Asset Acquisition.

Pursuant to the Memorandum, Clarence Scott and Karen Leffler are to maintain the AC LaRocco trade secrets and recipes until investment is made in full, at which point trade secrets and recipes are to be transferred to New A.C. LaRocco, subject to the aforementioned security interest.

The Company now alleges, among other things, that Fresh Harvest has materially breached its agreement with the Seller, that the closing of the transactions described above did not occur and that Fresh Harvest Products, Inc. has not paid the asset purchase price.  The Company further contends that it has the right to terminate its agreement with Fresh Harvest Products, Inc. and is free to negotiate another deal with anyone with whom it desires to contract. The Company has requested that Fresh Harvest enter into a rescission agreement with respect to the above described transaction.

Fresh Harvest has been informed by the Creditor, among other things, that if Fresh Harvest does not promptly resolve its dispute with the Company that the Creditor will declare a default under its Secured Promissory Note and related agreements and foreclose on the assets and exercise all other rights granted to Creditor under those instruments and applicable commercial law.

The foregoing description of the terms of the Asset Purchase Agreement and the Memorandum are not complete and are qualified in their entirety by reference to the Asset Purchase Agreement and the Memorandum, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to the Amended Form 8-K being filed by Fresh Harvest Products, Inc.

The Company has evaluated events and transactions that occurred subsequent to June 30, 2009 through February 11, 2011, the date the financial statements were available to be issued, for potential recognition or disclosure in the accompanying financial statements. Other than the disclosures above, management of the Company did not identify any events or transactions that should be recognized or disclosed in the accompanying financial statements.